                                                                      EX-99.d.20

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the  30th  day of June,  2008 by and  between  Mercer
Global Investments,  Inc., a Delaware  corporation (the "Advisor"),  and Pacific
Investment  Management  Company LLC, a Delaware limited  liability  company (the
"Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment Advisory Agreement,  dated July 1, 2005 (the "Advisory
Agreement"), with MGI Funds (the "Trust"), a Delaware statutory trust registered with the U.S.  Securities  and  Exchange  Commission  (the "SEC") as an open-end management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "1940 Act"),  which consists of several  separate series of shares, each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Advisor.

          (a)  Investments.  The Sub-Advisor is hereby  authorized and directed, and hereby agrees,  subject to the stated investment  objectives,  policies and  restrictions  of each Fund as set forth in such Fund's  prospectus and statement of additional  information  as currently in effect and as amended from  time to  time  (collectively  referred  to as the  "Prospectus")  and subject to the directions of the Advisor and the Trust's Board of Trustees, to purchase,  hold and sell  investments for the Sub-Advisor  Assets and to monitor such  investments on an ongoing basis. In providing these services, the Sub-Advisor  will conduct an ongoing program of investment,  evaluation and, if appropriate,  sale and reinvestment of the Sub-Advisor  Assets. The
     Advisor  agrees to provide the  Sub-Advisor  information  concerning  (i) a
     Fund; (ii) its assets available or to become available for investment;  and
     (iii) the conditions of a Fund's or the Trust's  affairs as relevant to the
     Sub-Advisor.  Notwithstanding  any other  provision  to the  contrary,  the
     Sub-Advisor  shall have no obligation to perform the following  services or to have  employees  of the  Sub-Advisor  perform the  following  roles,  as
     applicable:   (a)  preparing  and  filing  material  for   distribution  to
     shareholders of the Fund, including statistical  information about the Fund and material regarding the Fund's performance or investments; (b) providing employees  of the  Sub-Advisor  to serve as officers  of the Trust;  or (c)
     providing  employees  of the  Sub-Advisor  to  serve as the  Trust's  Chief
     Compliance Officer and associated staff.

          In-Kind  Securities will be transferred into the Sub-Advisor Assets in accordance with Exhibit A, and Exhibit A is hereby  incorporated  into this
     Agreement.

          (b) Compliance with  Applicable  Laws,  Governing  Documents and Trust
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i)  act  in  conformity  with:  (A)  the  Trust's  Agreement  and
     Declaration  of Trust (the  "Declaration  of Trust") and  By-Laws;  (B) the
     Prospectus;  (C) the policies and  procedures  for  compliance by the Trust with the  Federal  Securities  Laws (as that term is  defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor  (together,  the  "Trust
     Compliance  Procedures");  and (D) the instructions and directions received in writing from the Advisor or the Trustees of the Trust;  and (ii) conform to and comply with the  requirements of the 1940 Act, the Advisers Act, and all other  federal  laws  applicable  to  Sub-Advisors'  duties  under this
     Agreement.  The Advisor will provide the Sub-Advisor  with any materials or information  that the  Sub-Advisor  may reasonably  request to enable it to perform its duties and obligations under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice, in writing,  of: (i) any change in a Fund's investment  objectives, policies and  restrictions as stated in the Prospectus;  (ii) any change to the Trust's  Declaration of Trust or By-Laws;  or (iii) any material change in the Trust Compliance Procedures; and the Sub-Advisor, in the performance of its  duties  and  obligations  under this  Agreement,  shall  manage the
     Sub-Advisor Assets consistently with such changes, provided the Sub-Advisor has received  such prior notice of the  effectiveness  of such changes from the Trust or the  Advisor.  In addition to such notice,  the Advisor  shall provide to the  Sub-Advisor a copy of a modified  Prospectus  and copies of the revised Trust  Compliance  Procedures,  as applicable,  reflecting such changes.  The  Sub-Advisor  hereby  agrees to provide  to the  Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its  relationship  to, and  actions  for, a Fund as may be  required  to be contained in the  Prospectus  or in the Trust's  registration  statement on
     Form N-1A, or otherwise as reasonably requested by the Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the  Sub-Advisor's  chief  compliance  officer (the  "Sub-Advisor
     CCO"),  as reasonably  requested by the Trust CCO; (ii)  quarterly  reports confirming  that the  Sub-Advisor  has complied  with the Trust  Compliance
     Procedures  in  managing  the  Sub-Advisor   Assets;  and  (iii)  quarterly
     certifications that there were no Material Compliance Matters (as that term is  defined by Rule  38a-1(e)(2))  that  arose  under the Trust  Compliance
     Procedures that related to the Sub-Advisor's  management of the Sub-Advisor
     Assets.

          (c) Sub-Advisor  Compliance  Policies and Procedures.  The Sub-Advisor
     shall promptly provide the Trust CCO with copies of: (i) the  Sub-Advisor's policies and procedures for compliance by the Sub-Advisor  with the Federal
     Securities Laws (together,  the "Sub-Advisor Compliance  Procedures"),  and
     (ii) any material  changes to the Sub-Advisor  Compliance  Procedures.  The
     Sub-Advisor  shall  cooperate  fully with the Trust CCO so as to facilitate the Trust CCO's performance of the Trust CCO's  responsibilities under Rule
     38a-1 to review,  evaluate  and report to the Trust's  Board of Trustees on the operation of the Sub-Advisor Compliance Procedures,  and shall promptly report to the Trust CCO any Material  Compliance  Matter  arising under the
     Sub-Advisor  Compliance  Procedures  involving the Sub-Advisor  Assets. The
     Sub-Advisor   shall  provide  to  the  Trust  CCO:  (i)  quarterly  reports confirming the  Sub-Advisor's  compliance with the  Sub-Advisor  Compliance
     Procedures in managing the Sub-Advisor Assets, and (ii) certifications that there were no Material  Compliance  Matters  involving the Sub-Advisor that arose  under  the  Sub-Advisor  Compliance  Procedures  that  affected  the
     Sub-Advisor  Assets.  At least annually,  the  Sub-Advisor  shall provide a certification  to the Trust CCO to the effect that the  Sub-Advisor  has in place and has  implemented  policies  and  procedures  that are  reasonably
     designed  to  ensure   compliance  by  the  Sub-Advisor  with  the  Federal
     Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in person or by proxy,  all  securities in which the  Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund.
     The  Sub-Advisor  shall also  provide its Proxy  Voting  Policy (the "Proxy
     Policy"),  and, if requested by the Advisor, a summary of such Proxy Policy suitable for including in the Prospectus, and will provide the Advisor with any material  amendment to the Proxy Policy within a reasonable  time after such amendment has taken effect. If both the Sub-Advisor and another person managing  assets  of a  Fund  have  invested  in  the  same  security,  the
     Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the security.  Further, the Sub-Advisor shall have the power, discretion  and  responsibility  to  exercise  rights,  options,  warrants, conversion privileges,  and redemption privileges, and to tender securities pursuant to a tender  offer with  respect to the  Sub-Advisor  Assets under management by the Sub-Advisor.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's  agent  and  attorney-in-fact  for  the  limited  purposes  of  (i)
     executing account documentation,

     agreements,   contracts  and  other   documents   (e.g.   any   derivatives
     documentation such as exchange traded and over-the-counter,  as applicable)
     as the Sub-Advisor shall be requested by brokers,  dealers,  counterparties and other persons in  connection  with its  management  of the  Sub-Advisor
     Assets;  and (ii)  acknowledge  the  receipt of  brokers'  risk  disclosure
     statements,   electronic   trading   disclosure   statements   and  similar
     disclosures  provided  that,  the  Sub-Advisor's  actions in executing such documents  shall comply with federal  regulations,  all other  federal laws applicable to the Sub-Advisor's duties and obligations under this Agreement and the Trust's governing documents.

          (f)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment  determinations for a Fund either directly with an issuer or with any broker or dealer selected by the  Sub-Advisor,  pursuant to this  paragraph.  In  executing  portfolio  transactions  and  selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek, on in  effect,  bears to the  number of  calendar  days in the  quarter.  best overall terms available for any transaction, the Sub-Advisor shall consider all factors  that it deems  relevant,  which may include the breadth of the market in the security,  the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the  commission,  if  any,  both  for  the  specific  transaction  and on a continuing  basis. In evaluating the best overall terms  available,  and in selecting  the broker or dealer to execute a  particular  transaction,  the
     Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities  Exchange Act of 1934,
     as amended (the "1934 Act"))  provided to a Fund and/or other accounts over which the Sub-Advisor may exercise investment  discretion.  The Sub-Advisor is authorized to pay to a broker or dealer who provides such  brokerage and research  services a commission for executing a portfolio  transaction  for any of the  Funds  that is in excess of the  amount of  commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer,  viewed  in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund. Such  authorization is subject to termination at any time by the
     Board of Trustees of the Trust for any reason. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio securities
     to  brokers  or  dealers  that  are  affiliated   with  the  Advisor,   the
     Sub-Advisor,  the Trust's principal underwriter,  or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the transaction and  the  commission  are  comparable  to what  they  would  be with  other qualified firms, and provided that the transactions are consistent with the
     Trust's Rule 17e-1 and Rule 10f-3 procedures. The Advisor will identify all brokers and dealers affiliated with the Trust, the Advisor, and the Trust's principal  underwriter  (and the other  Sub-Advisors  of the  Fund,  to the extent such  information  is necessary for the  Sub-Advisor  to comply with applicable federal securities laws) who effect securities  transactions for customers.  The  Advisor  shall  promptly  furnish a written  notice to the
     Sub-Advisor if the information so provided is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its  fiduciary  obligation to the  Sub-Advisor  Assets and other clients, the Sub-Advisor,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no

     obligation to, aggregate the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage commissions  and  efficient  execution.  In such event,  allocation  of the securities  or  futures  contracts  so  purchased  or sold,  as well as the expenses  incurred in the  transaction,  will be made by the Sub-Advisor in the manner the  Sub-Advisor  considers to be, over time, the most equitable and consistent with its fiduciary  obligations to the Sub-Advisor's  Assets and to such other clients.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold by the Sub-Advisor to the Advisor, the
     Sub-Advisor,  the Trust's principal  underwriter,  or any affiliated person
     the  Trust,  the  Advisor,   the  Sub-Advisor  or  the  Trust's   principal
     underwriter,  acting as principal in the transaction,  except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Fund with  respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions  of Fund assets.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions  of the federal  securities  laws and shall  provide the Advisor with  periodic  reports  describing  such agency cross transactions.  By execution of this Agreement, the Advisor authorizes the  Sub-Advisor or its affiliates to engage in agency cross  transactions, as  described  above.  The  Advisor  may revoke its  consent at any time by written notice to the Sub-Advisor.

          The Sub-Advisor hereby represents that it has implemented policies and procedures  that will prevent the  disclosure  by it, its  employees or its agents of the Trust's portfolio holdings to any person or entity other than the Advisor,  the Trust's custodian,  or other persons expressly designated by the Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code of ethics that comply in all material  respects with the  requirements  of Rule 17j-1 under the 1940 Act and Rule  204A-1  under  the  Advisers  Act.  Copies of such  policies  and procedures and code of ethics and any changes or supplements  thereto shall be  delivered to the Advisor and the Trust,  and any material  violation of such  policies,  and  procedures  and code of  ethics by  personnel  of the
     Sub-Advisor,  the sanctions imposed in response  thereto,  and any material issues arising under such policies, and procedures and code of ethics shall be  reported  to the  Advisor  and the Trust at the times and in the format reasonably requested by the Advisor and the Board of Trustees.

          (j)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under  the 1940 Act that are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Advisor shall be entitled  to  retain  originals  or  copies  of  records  pursuant  to  the requirements  of applicable laws or  regulations.  The Sub-Advisor  further agrees to preserve for the periods  prescribed in Rule 31a-2 under the 1940
     Act the records  required to be maintained  under Rule 31a-1 under the 1940
     Act.

          (k) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor in writing, or the Trust may request,  the Sub-Advisor will furnish the  requesting  party  reports on  portfolio  transactions  and reports on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  so  designated  in  writing  or the Trust may
     reasonably   request.   The  Sub-Advisor  will  provide  the  Advisor  with
     information  (including information that is required to be disclosed in the
     Prospectus)  with  respect  to  the  portfolio  managers   responsible  for
     Sub-Advisor  Assets, any changes in the portfolio managers  responsible for
     Sub-Advisor  Assets, any material changes in the ownership or management of the Sub-Advisor,  or of material changes in the control of the Sub-Advisor.
     The   Sub-Advisor   will  promptly   notify  the  Advisor  of  any  pending
     investigation,  material litigation, administrative proceeding or any other significant  regulatory inquiry that could reasonably be expected to have a material adverse effect on the Sub-Advisor's provision of services pursuant to this Agreement.  Upon  reasonable  request,  the  Sub-Advisor  will make available  certain account  management  officers and employees to meet with the Trust's Board of Trustees to review the Sub-Advisor Assets.

          (l) Valuation of Sub-Advisor Assets. The Sub-Advisor agrees to monitor the Sub-Advisor Assets and to use commercially reasonable efforts to notify the Advisor or its designee on any day that the Sub-Advisor determines that a  significant  event has occurred  with respect to one or more  securities held in the Sub-Advisor  Assets which would materially  affect the value of such  securities.  As  requested  by the Advisor or the  Trust's  Valuation
     Committee,  the Sub-Advisor hereby agrees to provide additional  reasonable assistance  to the  Valuation  Committee of the Trust,  the Advisor and the
     Trust's pricing agents so that the Trust can value Sub-Advisor  Assets held in the portfolio.  Such assistance may include  assistance with the Trust's fair value  pricing of portfolio  securities,  as requested by the Advisor.
     The Advisor  acknowledges  and agrees that the Sub-Advisor is not a pricing vendor for the Fund and does not have  responsibility  for  determining the market value of any asset in the Fund. The Sub-Advisor  agrees that it will act, at all times, in accordance with the Sub-Advisor's  Pricing Policy and
     will  provide  such  certifications  or   sub-certifications   relating  to
     valuation  and  liquidity  in such forms as may be agreed upon from time to time by the Advisor and the Sub-Advisor.

          The  Sub-Advisor  also will provide  such  reasonable  information  or perform such reasonable  additional acts as are customarily  performed by a
     Sub-Advisor  and may be  required  for a Fund or the Advisor to comply with their  respective  obligations  under

     applicable federal securities laws, including, without limitation, the 1940
     Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended
     (the "Securities Act"), and any rule or regulation thereunder.

          (m) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the Advisor,  its  consultant(s)  so  designated in writing and the
     Trust's custodian such information as the Advisor and the Trust's custodian
     may  reasonably  request  relating  to  all  transactions   concerning  the
     Sub-Advisor Assets.

          (n) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by applicable law.

          (o) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance  examinations or inspections (including information requests)
     relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction  (including,  but not limited to, the SEC).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement, other than the costs of securities, commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise disposed of, for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit B. Such fees will be  computed  and accrued  daily and payable in arrears no later than the seventh  (7th)  business day following the end of each quarter,  from the Trust on behalf of the Fund(s), calculated  at an annual  rate based on the daily net assets of the  Sub-Advisor
Assets.

     If this Agreement is terminated  prior to the end of any calendar  quarter, the fee shall be prorated for the portion of any quarter in which this Agreement is in effect  according  to the  proportion  which the number of calendar  days, during which this  Agreement is in effect,  bears to the number of calendar days in the  quarter,  and shall be  payable  within  ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act;

          (b) The Sub-Advisor is a limited liability company, duly organized and validly  existing  under  the laws of  Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all  necessary  action on the part of its members and no action by or in respect of, or filing with, any  governmental  body,  agency or official is required on the part of the  Sub-Advisor  for the  execution,  delivery and performance  by the  Sub-Advisor  of this  Agreement,  and  the  execution, delivery  and  performance  by the  Sub-Advisor  of this  Agreement  do not contravene  or  constitute a default  under (i) any provision of applicable law, rule or regulation;  (ii) the Sub-Advisor's governing instruments;  or
     (iii)  any  agreement,   judgment,   injunction,  order,  decree  or  other
     instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit C to this  Agreement) is a true and complete copy of the form and the information contained therein is accurate and  complete  in all  material  respects  and does  not omit to state  any material fact necessary in order to make the  statements  made, in light of
     the  circumstances   under  which  they  are  made,  not  misleading.   The
     Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit C) at least
     48 hours prior to the execution of this Agreement;

          (e) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement;

          (f) The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading  practices,  including "market timing,"
     and the Advisor and the Trust each agree that they will continue to enforce and abide by such  policies and  procedures,  as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally;

          (g) Each Fund is a "qualified  institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act of 1933, as amended,  and the Advisor will promptly notify the Sub-Advisor if a Fund ceases to be a QIB;

          (h) Each Fund is a "qualified  eligible  person" ("QEP") as defined in
     Commodity  Futures Trading  Commission Rule 4.7 ("CFTC Rule 4.7"),  and the
     Advisor will promptly  notify the Sub-Advisor if a Fund ceases to be a QEP, and hereby  consents  for each Fund to be  treated  as an "exempt  account"
     under CFTC Rule 4.7; and

          (i) The  Sub-Advisor  Assets are free from all liens and charges,  and the Advisor undertakes that no liens or charges will arise from the acts or omissions of the Advisor  which may prevent the  Sub-Advisor  from giving a first  priority lien or charge on the assets solely in connection  with the
     Sub-Advisor's  authority to direct the deposit of margin or  collateral  to the extent  necessary to meet the obligations of a Fund with respect to any investments made for the Fund.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8 of this Agreement,  respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true in any material respect.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or gross  negligence in the performance of its  duties,  or by reason of reckless  disregard  of its  obligations  and duties  hereunder,  except as may otherwise be provided under provisions of applicable  state law that  cannot be waived or modified  hereby.  Under no circumstances  shall the  Sub-Advisor be liable for any loss arising out of any act or omission taken by another sub-advisor, or any other third party, in  respect  of any  portion  of the  Trust's  assets  not  managed  by the
     Sub-Advisor pursuant to this Agreement. Under no circumstances shall either party hereto be liable to the other for special,  punitive or consequential damages,  arising  under or in  connection  with  this  Agreement,  even if previously informed of the possibility of such damages.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Advisor  Indemnified  Persons")  for any  liability  and expenses,  including  reasonable  attorneys' fees,  which the Advisor,  the
     Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful  misfeasance,  bad faith, negligence,  or  reckless  disregard  of its  duties  hereunder;  provided, however, that the Sub-Advisor  Indemnified Persons shall not be indemnified for any  liability  or expenses  which may be  sustained as a result of the
     Advisor's or the Trust's willful  misfeasance,  bad faith,  negligence,  or reckless disregard of its duties hereunder.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor  Indemnified  Persons") for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in  connection  with,  the  Advisor's  breach of this  Agreement  or its representations  and  warranties  herein  or as a result  of the  Advisor's willful  misfeasance,  bad faith,  negligence,  reckless  disregard  of its duties hereunder or violation of applicable law;  provided,  however,  that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  negligence,  or reckless  disregard of its duties hereunder.

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit B attached hereto remain in effect from the date of execution (the "Effective  Date"),  until two years from the Effective Date, and  thereafter,  for periods of one year, so long as such continuance  thereafter is specifically  approved at least annually
     (i) by the vote of a majority  of those  Trustees  of the Trust who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The

                                       10

     foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the  Trustees of the Trust or the vote of a majority of the  outstanding voting  securities  of the Fund,  (ii) the Advisor on not less than 30 days written  notice to the  Sub-Advisor,  or (iii) the  Sub-Advisor on not less than 60 days written  notice to the Advisor and the Trust.  This  Agreement may  also be  terminated  as to any Fund at any  time by any  party  hereto immediately  upon  written  notice to the other  parties  in the event of a material breach of any provision to this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed  change in control of the  Sub-Advisor  that would act to terminate this Agreement, if a vote of shareholders to approve continuation  of this  Agreement  is at that time  deemed by counsel to the
     Trust to be required by the 1940 Act or any rule or regulation  thereunder, the  Sub-Advisor  agrees to assume all  reasonable  costs  associated  with soliciting  shareholders of the appropriate Fund(s) of the Trust to approve continuation  of  this  Agreement.  Such  expenses  include  the  costs  of preparation and mailing of a proxy statement, and of soliciting proxies. In the event that such  proposed  change in control of the  Sub-Advisor  shall occur  following  either:  (i)  receipt by the  Advisor and the Trust of an exemptive  order  issued  by the SEC with  respect  to the  appointment  of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed
     Rule  15a-5  under  the 1940 Act,  the  Sub-Advisor  agrees  to assume  all reasonable costs and expenses  (including the costs of mailing)  associated with the  preparation  of a statement,  required by the exemptive  order or
     Rule 15a-5,  containing all  information  that would be included in a proxy statement (an  "Information  Statement").  In addition,  if the Sub-Advisor shall resign,  the  Sub-Advisor  agrees to assume all reasonable  costs and expenses  (including the costs of mailing)  associated with the preparation of an  Information  Statement;  provided  that  Sub-Advisor  shall  not  be
     responsible   for  the  amount  of  such   costs  in  excess  of   $25,000.
     Notwithstanding  the foregoing,  if in its sole  reasonable  judgment,  the
     Sub-Advisor  determines that continuing to serve in its role as Sub-Advisor under this Agreement will expose it to unwanted  reputational,  regulatory, financial or other risks, then the Sub-Advisor will not assume the costs or expenses  (including  the costs of mailing)  associated in any way with the preparation or distribution of an Information Statement.

          The Sub-Advisor may delegate  portfolio  management and administrative duties to its  affiliates  and may share such  information  as necessary to accomplish  these purposes.  Additionally,  the  Sub-Advisor  will have the ability to delegate back office services to State Street Investment Manager
     Solutions,  LLC. In all cases,  the  Sub-Advisor  shall remain liable as if such services were provided  directly.  No additional fees shall be imposed for such services except as otherwise agreed.

                                       11

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  and by a vote of the majority of a Fund's  outstanding  securities if such  approval is required by  applicable  law, and unless  otherwise  permitted pursuant to exemptive relief granted by the SEC or No Action position granted by the SEC or its staff.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the marketing of the Fund,  and agrees to furnish the  Sub-Advisor  at its  principal  office all marketing materials,  prospectuses,  statements of additional information, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Advisor in any way.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

      (a)      If to the Advisor:

               Mercer Global Investments, Inc.
               1166 Avenue of the Americas
               New York, NY  10036
               Attention:  Chief Counsel

      (b)      If to the Sub-Advisor:

               Pacific Investment Management Company LLC
               840 Newport Center Drive
               Newport Beach, CA 92660

                                       12

               Fax:  949-720-1376
               Attention:  General Counsel
               Cc:  Eric Mogelof, Account Manager
               E-mail:  eric.mogelof@pimco.com

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without  regard to conflict of law  principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit B to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                                       13

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

PURSUANT TO AN  EXEMPTION  FROM THE  COMMODITY  FUTURES  TRADING  COMMISSION  IN
CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS
NOT REQUIRED TO BE, AND HAS NOT BEEN,  FILED WITH THE COMMISSION.  THE COMMODITY
FUTURES TRADING  COMMISSION DOES NOT PASS UPON THE MERITS OF  PARTICIPATING IN A
TRADING  PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY  TRADING  ADVISOR
DISCLOSURE.  CONSEQUENTLY,  THE COMMODITY  FUTURES  TRADING  COMMISSION  HAS NOT
REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

ADVISOR
MERCER GLOBAL INVESTMENTS, INC.

By:  /s/ Ravi Venkatarman
         Ravi Venkatarman
         President

SUB-ADVISOR
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:  /s/ Brent L. Holden
         Brent L. Holden
         Managing Director

                                       14

EXHIBIT A

The Advisor desires to include within the Sub-Advisor  Assets certain  "in-kind"
securities  (the  "In-Kind  Securities").   A  certified  list  of  the  In-Kind
Securities to be transferred to the  Sub-Advisor  Assets will be provided to the
Sub-Advisor by a Fund's custodian bank.

The Advisor  acknowledges and agrees that some or all of the In-Kind  Securities may have value for the  Sub-Advisor  Assets and it may be in the Advisor's  best interest to retain them, but in order to comply with the  investment  objectives or  strategies  of a Fund,  some or all of such assets may be liquidated at such times and in such manner as is deemed  appropriate  by the  Sub-Advisor  and the proceeds be invested in compliance with the investment objectives of the Fund.

The  Advisor   acknowledges  and  agrees  that  the  Sub-Advisor  will  use  its commercially  reasonable  efforts to obtain the best execution.  The Sub-Advisor will not be  liable  to the  Advisor,  the  Trust  or to a Fund  for the  prices obtained in connection  with any sale of the In-Kind  Securities and the Advisor acknowledges that such prices may in fact be much lower than the prices at which such  In-Kind  Securities  are  presently  carried  in  a  Fund's  account.  The
Sub-Advisor  shall  maintain  a log  of  all  transactions  placed  through  all securities brokerage firms including the name of the firm, a description of each transaction, the date of each transaction and the amount or commissions paid.

The Sub-Advisor shall invest the proceeds from the sale of the assets,  together with any assets remaining unsold,  in accordance with the investment  objectives of the relevant Fund as mutually established by the Sub-Advisor and the Advisor.
In the event any assets contributed  in-kind into the Sub-Advisor Assets are not compliant with the investment  objectives for the Fund, the Advisor acknowledges and  agrees  that the  Sub-Advisor  can  continue  to hold  such  assets  in the
Sub-Advisor Assets without regard to the Fund's investment objectives.

                                       15

                                                                       EXHIBIT B

                             SUB-ADVISORY AGREEMENT

                     BETWEEN MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                                  June 30, 2008

                    MGI CORE OPPORTUNISTIC FIXED INCOME FUND

FEE SCHEDULE

ASSETS                                          COMPENSATION

If less than $3 billion in assets                  0.25%

If over $3 billion in assets                       0.25% on the first $1 billion
                                                   0.225% thereafter

Computation

As soon as practicable after the end of each calendar  quarter,  the Sub-Advisor shall send to the Advisor a calculation (the "Calculation") in reasonable detail of the fee for the  calendar  quarter  then ended as of the close of business on the last day of such calendar quarter. The Advisor may approve or disapprove the
Calculation within ten (10) business days of its receipt.  In the event that the
Calculation  has been  accurately  prepared in accordance with the terms of this
Agreement,  the Advisor shall pay the fee to the Sub-Advisor.  In the event of a dispute  between the parties  regarding the accuracy of the  Calculation,  it is hereby  agreed  that all  discussions  in  resolution  of such  dispute  will be conducted promptly and in good faith.

The  foregoing  fee shall be accrued  for each  calendar  day and the sum of the daily fee  accruals  shall be paid  quarterly  in arrears by the  Advisor to the
Sub-Advisor  as described  herein.  The daily fee  accruals  will be computed by multiplying  the fraction of one over the number of calendar days in the year by the applicable  annual rate set forth in the schedule above and multiplying this product  by the  net  assets  of  the  Sub-Advisors  Assets,  as  determined  in accordance  with the  Prospectus  as of the close of  business  on the  previous business  day on which the Trust was open for  business.  If this  Agreement  is terminated prior to the end of any calendar  quarter,  the fee shall be prorated for the portion of any quarter in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the quarter.

                                       16

                                                                       EXHIBIT C

SUB-ADVISOR

FORM ADV

(Please attach)

                                       17